EXHIBIT 99.1

March 6, 2007

FOR IMMEDIATE RELEASE

MEXCO ENERGY CORPORATION ANNOUNCES WORKING INTEREST PURCHASE

         MIDLAND, TEXAS, March 6, 2007 - Mexco Energy Corporation (ASE: MXC) today announced it has purchased for $425,000 working interests in two properties in Lea County, New Mexico. These properties, operated by McElvain Oil and Gas Properties, Inc. and Chesapeake Operating, Inc., contain two (2) producing wells. This purchase furthers the primary goal of the Company to acquire oil and natural gas reserves.

     For fiscal year ended March 31, 2007, the Company to date has purchased additional properties for $207,000, consisting primarily of royalties.

Mexco Contact:
Tammy L. McComic, Vice President and Chief Financial Officer, mexco@sbcglobal.net, (432) 682-1119